UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: July 16, 2008

American Airlines, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2691	13-1502798
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd.	Fort Worth, Texas	76155
(Address of principal executive offices)		(Zip code)

(817) 963-1234
(Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

American Airlines, Inc. is furnishing herewith a press release issued on July 16, 2008 by its parent company, AMR Corporation (AMR), as Exhibit 99.1, which is included herein.  This press release was issued to report AMR’s second quarter 2008 results.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

	Exhibit 99.1	Press Release of AMR dated July 16, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  July 16, 2008

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release

CONTACT:   Andy Backover
         Corporate Communications
         Fort Worth, Texas
         817-967-1577
         corp.comm@aa.com

FOR RELEASE:  Wednesday, July 16, 2008

Editor's Note:  A live Webcast reporting second quarter results will be broadcast on the Internet on July 16 at 2 p.m. EDT (Windows Media Player required for viewing)

AMR CORPORATION REPORTS SECOND QUARTER 2008 LOSS OF $284 MILLION EXCLUDING SPECIAL ITEMS, AS RECORD FUEL PRICES DROVE $838 MILLION IN HIGHER COSTS COMPARED TO A YEAR AGO

Second Quarter Net Loss Of $1.4 Billion Includes $1.2 Billion In Non-Cash Impairment Charges And Severance-Related Charges

Company Ends Second Quarter With $5.5 Billion In Total Cash And Announces $500 Million In Additional Financing To Further Bolster Liquidity

In Response To Fuel And Economic Challenges, AMR Plans To Reduce 2009 Capacity Through Early Retirement Of A300 Fleet And Expects Additional Capacity Reductions Next Year

FORT WORTH, Texas – AMR Corporation, the parent company of American Airlines, Inc., today reported a net loss of $1.4 billion for the second quarter of 2008, or $5.77 per share.
The second quarter results include special charges as previously disclosed in AMR’s Form 8-K filing with the Securities and Exchange Commission on July 2. These include a $1.1 billion non-cash accounting charge to write down the value of certain aircraft and related long-lived assets to their estimated fair value and a charge of approximately $55 million of a total $70 million expected for severance-related costs resulting from the Company’s system-wide capacity reductions in the fourth quarter of this year. The remainder of the severance-related charge is expected to be taken in the third quarter. Excluding these special charges, AMR reported a second quarter net loss of $284 million, or $1.13 per share.
The current quarter results compare to a net profit of $317 million for the second quarter of 2007, or $1.08 per diluted share.
Record jet fuel prices contributed significantly to the Company’s loss in the second quarter of 2008. AMR paid $3.19 per gallon for jet fuel in the second quarter compared to $2.09 a gallon in the second quarter of 2007, a 53 percent increase. As a result, the Company paid $838 million more for fuel in the second quarter of 2008 than it would have paid at prevailing prices from the prior-year period.
“Our company continues to be severely challenged by the fuel crisis that has afflicted our entire industry, and we expect these difficulties to continue for the foreseeable future,” said AMR Chairman and CEO Gerard Arpey. “Clearly, our second quarter results were disappointing, but I am also pleased with our efforts as a company to take difficult but necessary steps to manage through this uncertainty. While we believe the airline industry cannot continue in its current form at today’s record fuel prices, we also believe our decisions and hard work by employees in recent years have better prepared us to face these challenges. We remain committed to taking action – whether that relates to capacity reductions, revenue enhancements, fleet changes or other efforts to improve our financial foundation – as we work to secure our long-term future.”
AMR highlighted additional actions it has taken in response to the ongoing challenges of record fuel prices and a softer economy. The Company has obtained $720 million in new financing through a number of transactions, including the sale of certain aircraft that will remain in the Company’s fleet through a lease agreement, and through newly issued mortgage debt that is secured by aircraft. Of the new financing, approximately $500 million was received in July and will be recorded in the Company’s cash balance in the third quarter of 2008.
In addition, AMR has decided to retire all 34 of its A300 aircraft by the end of 2009, compared to the previous retirement schedule that extended through 2012. In 2008, AMR will retire 30 MD-80s, 10 A300s and 26 Saab turbo-prop aircraft, and will retire or remove from service 37 regional jets. The remaining A300s will be retired in 2009, which is expected to result in capacity reductions next year. As it begins to replace its MD-80 fleet, the Company continues to expect to take delivery of 70 more-fuel-efficient 737-800 aircraft in 2009 and 2010.
Given the current industry environment, AMR has decided to place on hold its planned divestiture of American Eagle, its regional affiliate, until industry conditions are more stable and favorable. AMR continues to believe that a divestiture makes sense in the long term for AMR, American, American Eagle and their stakeholders but AMR also believes that a divestiture is not sensible amid current conditions.
Operational Performance
AMR reported second quarter consolidated revenues of approximately $6.2 billion, an increase of 5.1 percent year over year.
American’s mainline passenger revenue per available seat mile (unit revenue) increased by 7.0 percent in the second quarter compared to the year-ago quarter. (Please refer to the reconciliation tables at the end of this press release for a calculation of the impact of the recent reclassification of AAdvantage revenue received from the sale of third-party miles from Passenger Revenue to Other Revenue.)
Mainline capacity, or total available seat miles, in the second quarter decreased by 2.2 percent compared to the same period in 2007.
American's mainline load factor – or the percentage of total seats filled – was 82.5 percent during the second quarter, compared to 83.6 percent in the second quarter of 2007. American’s second-quarter yield, which represents average fares paid, increased 8.5 percent compared to the second quarter of 2007, its 13th consecutive quarter of year-over-year yield increases.
American's mainline cost per available seat mile (unit cost), excluding special items, increased 19.3 percent in the second quarter compared to the same period in 2007, largely due to higher fuel expense. Excluding fuel and special items, mainline unit costs in the second quarter of 2008 increased by 5.1 percent year over year.
Balance Sheet Update
AMR ended the second quarter with $5.5 billion in cash and short-term investments, including a restricted balance of $434 million. The second quarter 2008 cash balance includes $220 million received through financings involving aircraft mortgage and sale-leaseback transactions. As referred to above, the $500 million in additional aircraft financing was received after the second quarter ended and, as such, will be applied to AMR’s third quarter 2008 cash balance. AMR continues to expect the previously announced sale of American Beacon Advisors, Inc., valued at $480 million in total consideration, to be completed in the third quarter of 2008. At the end of the second quarter of 2007 AMR had $6.4 billion in cash and short-term investments, including a restricted balance of $470 million.
AMR’s Total Debt, which it defines as the aggregate of its long-term debt, capital lease obligations, the principal amount of airport facility tax-exempt bonds, and the present value of aircraft operating lease obligations, was $15.2 billion at the end of the second quarter of 2008, compared to $17.3 billion at the end of the second quarter of 2007. AMR’s Net Debt, which it defines as Total Debt less unrestricted cash and short-term investments, was $10.1 billion at the end of the second quarter of 2008, compared to $11.4 billion at the end of the second quarter of 2007.
As of July 15, AMR had contributed $78 million to its employees’ defined benefit pension plans in 2008. AMR has contributed more than $2 billion to its employee defined benefit pension plans since the beginning of 2002.
Second Quarter and Other Recent Highlights
•
AMR announced that it recently signed a new multi-year contract with Citibank, its valued AAdvantage program partner. The Company said it expects to see some of the benefits of this new agreement immediately, with the full benefits being phased in by 2010.

•
American Airlines Cargo Division (AA Cargo) received the “Customer Excellence and Innovation” award from Descartes Systems Group, a global logistics solutions provider. American was recognized for its excellence and innovation in the implementation of the company’s electronic cargo booking system.

•
American began a new chapter in its more than 80-year history by launching its first flight from the United States to Russia.  American became the first U.S. air carrier to fly directly out of Chicago O’Hare International Airport to Moscow’s Domodedovo International Airport (DME).

•
American took another significant step to enhance the overall travel experience for customers by adding thousands of additional hotel properties to AA.com. The additions make AA.com a compelling resource for booking hotel stays.

Guidance
Mainline and Consolidated Capacity
Following its capacity reduction announcement in May, AMR expects its full-year mainline capacity to decrease by 3.4 percent in 2008 compared to 2007, with a 5.7 percent reduction in domestic capacity and a 0.7 percent increase in international capacity compared to 2007 levels.  On a consolidated basis, AMR expects full-year capacity to decrease by 3.7 percent in 2008 compared to 2007.
AMR expects mainline capacity in the third quarter of 2008 to decrease by 2.7 percent year over year. It expects consolidated capacity to decrease by 3.0 percent in the third quarter of 2008 compared to the prior-year period.
As disclosed on May 21, AMR expects system-wide capacity to decline by 7 percent to 8 percent in the fourth quarter of 2008 compared to fourth quarter 2007 levels, with fourth quarter mainline domestic capacity expected to decline by 11 percent to 12 percent and fourth quarter regional affiliate capacity expected to decline by 10 percent to 11 percent compared to the same period in 2007.
Beyond the expected 2009 capacity reductions resulting from the retirement of the A300s, given current fuel price and economic trends, the Company expects to make additional capacity reductions in 2009.
Fuel Expense and Hedging
While the cost of jet fuel remains very volatile, AMR is planning for an average system price of $3.81 per gallon in the third quarter of 2008 and $3.42 a gallon for all of 2008. AMR has 35 percent of its anticipated third quarter 2008 fuel consumption capped at an average crude equivalent of $95 per barrel (jet fuel equivalent of $2.92 per gallon), with 34 percent of its anticipated full-year consumption capped at an average crude equivalent of $82 per barrel (jet fuel equivalent of $2.60 per gallon). Consolidated consumption for the third quarter is expected to be 772 million gallons of jet fuel.
Mainline and Consolidated Unit Costs (excluding special items)
For the third quarter of 2008, mainline unit costs are expected to increase 26.1 percent compared to the third quarter of 2007, while third quarter consolidated unit costs are expected to increase 25.7 percent compared to the third quarter of 2007.
In the third quarter of 2008, mainline unit costs excluding fuel are expected to increase 3.6 percent year over year while consolidated unit costs excluding fuel are expected to increase 3.9 percent from the third quarter of 2007.
Full-year mainline unit costs are expected to increase 21.5 percent in 2008 compared to 2007, while full-year consolidated unit costs are expected to increase 21.2 percent in 2008 compared to 2007.
AMR expects mainline unit costs excluding fuel to be 4.1 percent higher in 2008 versus 2007, while 2008 consolidated unit costs excluding fuel are expected to increase 4.6 percent year over year.

Editor’s Note: AMR’s Chairman  and Chief Executive Officer, Gerard Arpey, and its Executive Vice President and Chief Financial Officer, Thomas Horton, will make a presentation to analysts during a teleconference on Wednesday, July 16, at 2 p.m. EDT.  Following the analyst call, they will hold a question-and-answer conference call for media.  Reporters interested in listening to the presentation or participating in the media Q&A should call 817-967-1577.

Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events.  When used in this release, the words "expects," "plans," "anticipates," “indicates,” “believes,” “forecast,” “guidance,” “outlook,” "may," "will," "should," “seeks,” “targets” and similar expressions are intended to identify forward-looking statements.  Similarly, statements that describe the Company's objectives, plans or goals are forward-looking statements.  Forward-looking statements include, without limitation, the Company’s expectations concerning operations and financial conditions, including changes in capacity, revenues and costs; future financing plans and needs; fleet plans; overall economic and industry conditions; plans and objectives for future operations; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured.  All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of factors that could cause the Company’s actual results to differ materially from the Company’s expectations.  The following factors, in addition to other possible factors not listed, could cause the Company’s actual results to differ materially from those expressed in forward-looking statements:  the materially weakened financial condition of the Company, resulting from its significant losses in recent years; the ability of the Company to generate additional revenues and reduce its costs; changes in economic and other conditions beyond the
Company’s control, and the volatile results of the Company’s operations; the Company’s substantial indebtedness and other obligations; the ability of the Company to satisfy existing financial or other covenants in certain of its credit agreements; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; the fiercely and increasingly competitive business environment faced by the Company; industry consolidation; competition with reorganized carriers; low fare levels by historical standards and the Company’s reduced pricing power; the Company’s need to raise additional funds and its ability to do so on acceptable terms; changes in the Company’s corporate or business strategy; government regulation of the Company’s business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company’s international operations; outbreaks of a disease (such as SARS or avian flu) that affects travel behavior; labor costs that are higher than those of the Company’s competitors; uncertainties with respect to the Company’s relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company’s ability to retain key management personnel; potential failures or disruptions of the Company’s computer, communications or other technology systems; changes in the price of the Company’s common stock; and the ability of the Company to reach acceptable agreements with third parties.  Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Detailed financial information follows:

AMR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(as reclassified)
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Percent
	2008	2007	Change
Revenues
Passenger - American Airlines	$4,735	$4,525	4.6
- Regional Affiliates	683	658	3.8
Cargo	233	200	16.5
Other revenues	528	496	6.5
Total operating revenues	6,179	5,879	5.1

Expenses
Aircraft fuel	2,423	1,644	47.4
Wages, salaries and benefits	1,658	1,655	0.2
Other rentals and landing fees	318	313	1.6
Depreciation and amortization	324	295	9.8
Maintenance, materials and repairs	323	268	20.5
Commissions, booking fees and credit card expense	259	268	(3.4)
Aircraft rentals	125	152	(17.8)
Food service	133	133	-
Special charges	1,164	-	*
Other operating expenses	742	684	8.5
Total operating expenses	7,469	5,412	38.0

Operating Income	(1,290)	467	*

Other Income (Expense)
Interest income	48	90	(46.7)
Interest expense	(185)	(235)	(21.3)
Interest capitalized	8	5	60.0
Miscellaneous – net	(29)	(10)	*
	(158)	(150)	5.3

Income/(Loss) Before Income Taxes	(1,448)	317	*
Income tax	-	-	-
Net Income	$(1,448)	$317	*

Earnings/(Loss) Per Share
Basic	$(5.77)	$1.28
Diluted	$(5.77)	$1.08

Number of Shares Used in Computation
Basic	251	246
Diluted	251	299

*      Greater than 100%

AMR CORPORATION
OPERATING STATISTICS
(as reclassified)
 (Unaudited)

	Three Months Ended June 30,		Percent
	2008	2007	Change
American Airlines, Inc. Mainline Jet Operations
Revenue passenger miles (millions)	34,399	35,669	(3.6)
Available seat miles (millions)	41,718	42,647	(2.2)
Cargo ton miles (millions)	533	536	(0.6)
Passenger load factor	82.5%	83.6%	(1.1)	pts
Passenger revenue yield per passenger mile (cents)	13.76	12.68	8.5
Passenger revenue per available seat mile (cents)	11.35	10.61	7.0
Cargo revenue yield per ton mile (cents)	43.74	37.25	17.4
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (1)	15.80	11.14	41.8
Fuel consumption (gallons, in millions)	688	713	(3.5)
Fuel price per gallon (cents)	317.3	207.5	52.9

Regional Affiliates
Revenue passenger miles (millions)	2,400	2,595	(7.5)
Available seat miles (millions)	3,274	3,380	(3.1)
Passenger load factor	73.3%	76.8%	(3.5)	pts

AMR Corporation
Average Equivalent Number of Employees
American Airlines	72,200	71,800
Other	13,500	13,700
Total	85,700	85,500

(1)	Excludes $904 million and $710 million of expense incurred related to Regional Affiliates in 2008 and 2007, respectively.

       AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

OPERATING STATISTICS BY REGIONAL ENTITY

American Airlines, Inc.	Three Months Ended June 30, 2008
Entity Results	RASM[1] (cents)	Y-O-Y Change	ASMs[2] (billions)	Y-O-Y Change

DOT Domestic	11.27	5.9%	26.1	(3.6)%
International	11.49	8.7	15.6	0.3
DOT Latin America	11.73	10.2	7.4	2.8
DOT Atlantic	11.29	6.0	6.5	(2.2)
DOT Pacific	11.20	12.8	1.7	(0.8)

American Airlines, Inc.	Three Months Ended June 30, 2008
Entity Results	Load Factor (pts)	Y-O-Y Change (pts)	Yield (cents)	Y-O-Y Change

DOT Domestic	84.4	(1.6)	13.35	8.0%
International	79.2	(0.3)	14.51	9.1
DOT Latin America	76.3	0.6	15.38	9.4
DOT Atlantic	81.2	(1.2)	13.90	7.6
DOT Pacific	84.1	0.4	13.31	12.2

1 Revenue per Available Seat Mile
2 Available Seat Miles

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Three Months Ended June 30,
(in millions, except as noted)	2008	2007

Total operating expenses	$7,494	$5,460
Less: Operating expenses incurred related to Regional Affiliates	904	710
Operating expenses excluding expenses incurred related to Regional Affiliates	$6,590	$4,750
American mainline jet operations available seat miles	41,718	42,647

Operating expenses per available seat mile, excluding Regional Affiliates (cents)	15.80	11.14

Percent change	41.8%

American Airlines, Inc. Mainline Jet Operations	Three Months Ended June 30,
(in millions, except as noted)	2008	2007

Total operating expenses	$7,494	$5,460
Less: Operating expenses incurred related to Regional Affiliates	904	710
Operating expenses excluding expenses incurred related to Regional Affiliates	$6,590	$4,750
American mainline jet operations available seat miles	41,718	42,647

Operating expenses per available seat mile, excluding Regional Affiliates (cents)	15.80	11.14

Less: Impact of special items	2.51	-
Operating expenses per available seat mile, excluding impact of special items (cents)	13.29	11.14

Percent change	19.3%

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Three Months Ended June 30,
(in millions, except as noted)	2008	2007

Total operating expenses	$7,494	$5,460
Less: Operating expenses incurred related to Regional Affiliates	904	710
Operating expenses excluding expenses incurred related to Regional Affiliates	$6,590	$4,750
American mainline jet operations available seat miles	41,718	42,647

Operating expenses per available seat mile, excluding Regional Affiliates (cents)	15.80	11.14

Less: Fuel cost per available seat mile (cents)	5.23	3.47
Less: Impact of special items	2.51	-
Operating expenses per available seat mile, excluding impact of special items and the cost of fuel (cents)	8.06	7.67

Percent change	5.1%

Note: The Company believes that operating expenses per available seat mile, excluding the cost of fuel and special items assists investors in understanding the impact of fuel prices and special items on the Company’s operations.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation Calculation of Net Debt	As of June 30
(in millions, except as noted)	2008	2007

Current and long-term debt	$10,133	$11,705
Current and long-term capital lease obligations	756	854
Principal amount of certain airport facility tax-exempt bonds and the present value of aircraft operating lease obligations	4,295	4,691
	15,184	17,250
Less: Unrestricted cash and short-term investments	5,069	5,900
Net Debt	$10,115	$11,350

Note:  The Company believes the net debt metric assists investors in understanding changes in the Company’s liquidity and the results of its efforts to build a financial foundation under the Company’s Turnaround Plan.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Estimate for Year Ended December 31,
(in millions, except as noted)	2008	2007

Operating expenses per available seat mile, excluding Regional Affiliates (cents)	14.39	11.38
Less: Impact of special items (cents)	0.64	0.06
Operating expenses per available seat mile, excluding Regional Affiliates and impact of special items (cents)	13.75	11.32

Percent change	21.5%

American Airlines, Inc. Mainline Jet Operations	Estimate for Year Ended December 31,
(in millions, except as noted)	2008	2007

Operating expenses per available seat mile, excluding Regional Affiliates (cents)	14.39	11.38
Less: Impact of special items (cents)	0.64	0.06
Less: Fuel expense per available seat mile (cents)	5.64	3.53
Operating expenses per available seat mile, excluding Regional Affiliates, impact of special items and fuel expense (cents)	8.11	7.79

Percent change	4.1%

American Airlines, Inc. Mainline Jet Operations	Estimate for Three Months Ended September 30,
(in millions, except as noted)	2008	2007

Operating expenses per available seat mile, excluding Regional Affiliates (cents)	14.33	11.45
Less: Impact of special items (cents)	-	0.09
Operating expenses per available seat mile, excluding Regional Affiliates and impact of special items (cents)	14.33	11.36

Percent change	26.1%

American Airlines, Inc. Mainline Jet Operations	Estimate for Three Months Ended September 30,
(in millions, except as noted)	2008	2007

Operating expenses per available seat mile, excluding Regional Affiliates (cents)	14.33	11.45
Less: Impact of special items (cents)	-	0.09
Less: Fuel expense per available seat mile (cents)	6.32	3.63
Operating expenses per available seat mile, excluding Regional Affiliates, impact of special items and fuel expense (cents)	8.01	7.73

Percent change	3.6%

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation	Estimate for Year Ended December 31,
(in millions, except as noted)	2008	2007

Operating expenses per available seat mile (cents)	15.12	11.98
Less: Impact of special items (cents)	0.66	0.05
Operating expenses per available seat mile, excluding impact of special items (cents)	14.46	11.93

Percent change	21.2%

AMR Corporation	Estimate for Year Ended December 31,
(in millions, except as noted)	2008	2007

Operating expenses per available seat mile (cents)	15.12	11.98
Less: Impact of special items (cents)	0.66	0.05
Less: Fuel expense per available seat mile (cents)	5.79	3.64
Operating expenses per available seat mile, excluding impact of special items and fuel expense (cents)	8.67	8.29

Percent change	4.6%

AMR Corporation	Estimate for Three Months Ended September 30,
(in millions, except as noted)	2008	2007

Operating expenses per available seat mile (cents)	15.03	12.05
Less: Impact of special items (cents)	-	0.09
Operating expenses per available seat mile, excluding impact of special items (cents)	15.03	11.96

Percent change	25.7%

AMR Corporation	Estimate for Three Months Ended September 30,
(in millions, except as noted)	2008	2007

Operating expenses per available seat mile (cents)	15.03	12.05
Less: Impact of special items (cents)	-	0.09
Less: Fuel expense per available seat mile (cents)	6.48	3.73
Operating expenses per available seat mile, excluding impact of special items and fuel expense (cents)	8.55	8.23

Percent change	3.9%

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation	Three Months Ended June 30,
(in millions, except as noted)	2008	2007

Operating expenses per available seat mile (cents)	16.60	11.76
Less: Impact of special items (cents)	2.59	-
Operating expenses per available seat mile, excluding impact of special items (cents)	14.01	11.76

Percent change	19.1%

AMR Corporation	Three Months Ended June 30,
(in millions, except as noted)	2008	2007

Operating expenses per available seat mile (cents)	16.60	11.76
Less: Fuel expense per available seat mile (cents)	5.39	3.57
Less: Impact of special items (cents)	2.59	-
Operating expenses per available seat mile, excluding fuel expense and impact of special items (cents)	8.62	8.19

Percent change	5.3%

AMR Corporation	Three Months Ended June 30,
(in millions, except as noted)	2008	2007

Net Income/(Loss)	(1,448)	317
Less: Impact of special items	(1,164)	-
Net Income/(Loss), excluding impact of special items	(284)	317
Earnings/(Loss) Per Share
Basic	(1.13)	1.28
Diluted	(1.13)	1.08

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)
AMR Corporation
Reclassification of AAdvantage Mileage Third-Party Sales Revenue
	Three Months Ended March 31, 2007
(in millions, except as noted)	As Reported	Reclassified

Passenger revenue - American Airlines	$4,326	$4,176
Other revenues	342	492

Total	$4,668	$4,668

Available seat miles	41,691	41,691

Passenger revenue per available seat mile (cents)	10.38	10.02

	Three Months Ended June 30, 2007
(in millions, except as noted)	As Reported	Reclassified

Passenger revenue - American Airlines	$4,673	$4,525
Other revenues	348	496

Total	$5,021	$5,021

Available seat miles	42,647	42,647

Passenger revenue per available seat mile (cents)	10.96	10.61

	Three Months Ended September 30, 2007
(in millions, except as noted)	As Reported	Reclassified

Passenger revenue - American Airlines	$4,750	$4,598
Other revenues	352	504

Total	$5,102	$5,102

Available seat miles	43,271	43,271

Passenger revenue per available seat mile (cents)	10.98	10.63

	Three Months Ended December 31, 2007
(in millions, except as noted)	As Reported	Reclassified

Passenger revenue - American Airlines	$4,486	$4,352
Other revenues	363	497

Total	$4,849	$4,849

Available seat miles	42,297	42,297

Passenger revenue per available seat mile (cents)	10.61	10.29

AMR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Six Months Ended June 30,		Percent
	2008	2007	Change
Revenues
Passenger - American Airlines	$9,114	$8,701	4.7
- Regional Affiliates	1,264	1,216	3.9
Cargo	448	401	11.7
Other revenues	1,050	988	6.3
Total operating revenues	11,876	11,306	5.0

Expenses
Aircraft fuel	4,473	3,054	46.5
Wages, salaries and benefits	3,302	3,326	(0.7)
Other rentals and landing fees	641	642	(0.2)
Depreciation and amortization	633	585	8.2
Commissions, booking fees and credit card expense	516	517	(0.2)
Maintenance, materials and repairs	638	516	23.6
Aircraft rentals	250	303	(17.5)
Food service	260	260	-
Special charges	1,164	-	*
Other operating expenses	1,476	1,388	6.3
Total operating expenses	13,353	10,591	26.1

Operating Income	(1,477)	715	*

Other Income (Expense)
Interest income	101	167	(39.5)
Interest expense	(379)	(476)	(20.4)
Interest capitalized	13	14	(7.1)
Miscellaneous – net	(34)	(22)	54.5
	(299)	(317)	(5.7)

Income Before Income Taxes	(1,776)	398	*
Income tax	-	-	-
Net Income	$(1,776)	$398	*

Earnings Per Share
Basic	$(7.10)	$1.65
Diluted	$(7.10)	$1.38

Number of Shares Used in Computation
Basic	250	241
Diluted	250	299

*	Greater than 100%

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

	Six Months Ended June 30,		Percent
	2008	2007	Change
American Airlines, Inc. Mainline Jet Operations
Revenue passenger miles (millions)	66,887	68,244	(2.0)
Available seat miles (millions)	82,770	84,338	(1.9)
Cargo ton miles (millions)	1,038	1,060	(2.1)
Passenger load factor	80.8%	80.9%	(0.1)	pts
Passenger revenue yield per passenger mile (cents)	13.63	12.75	6.9
Passenger revenue per available seat mile (cents)	11.01	10.32	6.7
Cargo revenue yield per ton mile (cents)	43.17	37.80	14.2
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (1)	14.23	11.03	29.0
Fuel consumption (gallons, in millions)	1,368	1,405	(2.6)
Fuel price per gallon (cents)	295.4	196.0	50.7

Regional Affiliates
Revenue passenger miles (millions)	4,542	4,857	(6.5)
Available seat miles (millions)	6,380	6,654	(4.1)
Passenger load factor	71.2%	73.0%	(1.8)	pts

(1)	Excludes $1.6 billion and $1.4 billion of expense incurred related to Regional Affiliates in 2008 and 2007, respectively.

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

OPERATING STATISTICS BY REGIONAL ENTITY

American Airlines, Inc.	Six Months Ended June 30, 2008
Entity Results	RASM[1] (cents)	Y-O-Y Change	ASMs[2] (billions)	Y-O-Y Change

DOT Domestic	10.91	6.4%	52.0	(3.6)%
International	11.19	7.2	30.8	1.2
DOT Latin America	11.91	9.1	15.5	3.2
DOT Atlantic	10.44	3.1	12.0	(0.5)
DOT Pacific	10.51	11.9	3.3	(1.6)

1 Revenue per Available Seat Mile
2 Available Seat Miles

American Airlines, Inc.	Six Months Ended June 30, 2008
Entity Results	Load Factor (pts)	Y-O-Y Change (pts)	Yield (cents)	Y-O-Y Change

DOT Domestic	82.3	(0.6)	13.26	7.2%
International	78.3	0.8	14.28	6.0
DOT Latin America	77.8	2.0	15.31	6.2
DOT Atlantic	77.7	(0.4)	13.42	3.6
DOT Pacific	83.0	0.1	12.66	11.7

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Six Months Ended June 30,
(in millions, except as noted)	2008	2007

Total operating expenses	$13,400	$10,678
Less: Operating expenses incurred related to Regional Affiliates	1,625	1,378
Operating expenses excluding expenses incurred related to Regional Affiliates	$11,775	$9,300
American mainline jet operations available seat miles	82,770	84,338

Operating expenses per available seat mile, excluding Regional Affiliates (cents)	14.23	11.03

Percent change	29.0%

American Airlines, Inc. Mainline Jet Operations	Six Months Ended June 30,
(in millions, except as noted)	2008	2007

Total operating expenses	$13,400	$10,678
Less: Operating expenses incurred related to Regional Affiliates	1,625	1,378
Operating expenses excluding expenses incurred related to Regional Affiliates	$11,775	$9,300
American mainline jet operations available seat miles	82,770	84,338

Operating expenses per available seat mile, excluding Regional Affiliates (cents)	14.23	11.03

Less: Impact of special items (cents)	1.27	-
Operating expenses per available seat mile, excluding impact of special items (cents)	12.96	11.03

Percent change	17.5%

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Six Months Ended June 30,
(in millions, except as noted)	2008	2007

Total operating expenses	$13,400	$10,678
Less: Operating expenses incurred related to Regional Affiliates	1,625	1,378
Operating expenses excluding expenses incurred related to Regional Affiliates	$11,775	$9,300
American mainline jet operations available seat miles	82,770	84,338

Operating expenses per available seat mile, excluding Regional Affiliates (cents)	14.23	11.03

Less: Fuel cost per available seat mile (cents)	4.88	3.27
Less: Impact of special items (cents)	1.27
Operating expenses per available seat mile, excluding impact of special items and the cost of fuel (cents)	8.08	7.76

Percent change	4.1%

AMR Corporation	Six Months Ended June 30,
(in millions, except as noted)	2008	2007

Operating expenses per available seat mile (cents)	14.98	11.64
Less: Impact of special items (cents)	1.31	-
Operating expenses per available seat mile, excluding impact of special items (cents)	13.67	11.64

Percent change	17.4%

AMR Corporation	Six Months Ended June 30,
(in millions, except as noted)	2008	2007

Operating expenses per available seat mile (cents)	14.98	11.64
Less: Fuel expense per available seat mile (cents)	5.02	3.36
Less: Impact of special items (cents)	1.31	-
Operating expenses per available seat mile, excluding fuel expense and impact of special items (cents)	8.65	8.28

Percent change	4.5%

Current AMR Corp. news releases can be accessed on the Internet.
The address is:  http://www.aa.com

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